EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the Registration Statement of RCN Corporation on Form S-4 of our report dated February 14, 1997, on our audits of the consolidated financial statements of Megacable, S.A. de C.V. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, which report is included in RCN Corporation's Registration Statement on Form S-4.


COOPERS & LYBRAND
Guadalajara, Jalisco, Mexico
November 25, 1997